Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, par value $0.01, of WD-40 Company, beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

APG Asset Management US Inc.

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date:

APG Asset Management, N.V.

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date:

APG Group

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date:

Stichting Pensioenfonds ABP

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date: